February 27, 2026
Series Portfolios Trust
615 East Michigan Street
Milwaukee, Wisconsin 53202

Dear Board Members:
A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 241 to the Series Portfolios Trust Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 242 under the Securities Act of 1933 (the “Amendment”) and consent to all references to us in the Amendment.

        Very truly yours,
         /s/ Thompson Hine LLP
        THOMPSON HINE LLP